CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 15, 2016, relating to the financial statements and financial highlights appearing in the October 31, 2016 Annual Reports to Shareholders of Vanguard High Dividend Yield Index Fund, Vanguard Mid-Cap Growth Fund, Vanguard Selected Value Fund, Vanguard Global Minimum Volatility Fund, Vanguard International Explorer Fund, Vanguard Emerging Markets Government Bond Index Fund, Vanguard International Dividend Appreciation Index Fund and Vanguard International High Dividend Yield Index Fund (comprising Vanguard Whitehall Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
February 21, 2017